POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a trustee of CHESWOLD LANE FUNDS (the “Trust”), a Delaware statutory trust, and the Trust, which has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, a Registration Statement of the Trust and amendments thereto for the registration under said Acts, of the Trust, hereby constitutes and appoints Eric F. Scharpf and Matthew H. Taylor, and each of them, with power to act without the other, as his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to approve, and sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has herewith set his name as of this 30th day of April, 2014.

/s/ Michael M. Dewey.

Michael M. Dewey